Exhibit 3.51

FORM l

COMPANIES ACT OF BARBADOS

(Section 5)

ARTICLES OF INCORPORATION

Name of Company	Company No: 17327

DRUMHEATH INDEMNITY LTD.

2. The classes and any maximum number of shares that the Company is authorized to issue

The Company is authorised to issue an unlimited number of shares of one class designated Common Shares

3. Restriction if any on share transfers

No share in the capital of the Company shall be transferred without the approval of the directors of the Company or of a committee of such directors, evidenced by resolution. The directors may, in their absolute discretion and without assigning as reasons therefor, decline to register any transfer of any share.

4. Number (or minimum and maximum number) of Directors

There shall be a minimum of 2 and a maximum of 10 Directors.

5. Restrictions if any on business the Company may carry on

The Company shall be restricted to engaging in insurance business within the meaning of the Insurance Act, 1996-32 (as amended) of the laws of Barbados or any statutory modifications thereof or substitutions therefor, from time to time in force.

6. Other provisions if any

1. At least ninety percent (90%) of the gross revenues of the company from insurance premiums, shall originate outside of the Common Market (as such term is defined in section 2(1) of the Insurance Act).

2. At least ninety percent (90%) of all risks insured by the Company shall originate outside of the Common Market,

7. Incorporators	Date July 29, 1999

Names	Address	Signature

Vivian V. Boyce	Bagatelle, St. Thomas, Barbados

FORM 4

COMPANIES ACT OF BARBADOS

(Section 169(1) and (2))

NOTICE OF ADDRESS

OR

NOTICE OF CHANGE OF ADDRESS

Of REGISTERED OFFICE

1. Name of Company	2. Company No. 17327

DRUMHEATH INDEMNITY LTD.

3. Address of Registered Office

Chancery House
High Street
Bridgetown
Barbados

4. Mailing Address

Chancery House
High Street
Bridgetown
Barbados

5. If change of address, give previous address of Registered Office.

N/A
/s/ Vivian V. Boyce Vivian V. Boyce
July 29, 1999		Incorporator

For Ministry use only

Company No. 17327	Filed 1999-07-29	REGISTERED Corporate Affairs and Intellectual Property Office

FORM 9

COMPANIES ACT OF BARBADOS

(Sections 66 & 74)

NOTICE OF DIRECTORS

OR

NOTICE OF CHANGE OF DIRECTORS

1. Name of Company	2. Company No. 17327

    DRUMHEATH INDEMNITY LTD.

3. Notice is given that on the                                 day of                                 19

    the following persons) was/were appointed director(s):

    Mailing Address                                                                          Occupation

N/A

4. Notice is given that on the                                  day of

    the following persons) ceased to hold office as director(s):

Name	Mailing Address

NIA

5. The directors of the company as of this date are:

Name	Mailing Address

                        The annexed Schedule is incorporated into this form.

                            REGISTERED Corporate Affairs and

                                                     Intellectual Property Office

6.	Date	Signature	Title
July 29, 1999		/s/ Vivian V. Boyce	Incorporator

Company No. 17327		Filed 1999-07-29

FORM 9

THE COMPANIES ACT OF BARBADOS

(Sections 66 & 74)

SCHEDULE OF NOTICE OF DIRECTORS

Name of Company:	Company No:

DRUMHEATH INDEMNITY LTD.	17327

The directors of the company as of this date are:

Name	Mailing Address	Occupation
Andrew M. Archibald	110 E Montee de Liesse	Business Executive
St. Laurent
Quebec
Canada H4T I N4

Gordon R Cunningham	110 E Montee de Liesse	Business Executive
St. Laurent
Quebec
Canada H4TIN4

Trevor A. Carmichael	Staple Grove House	Attorney-at-Law
St. Davids
Christ Church
Barbados

Neville LeR. Smith	Sunset Drive	Trust Manager/
	Pine Gardens	Attorney-at-Law
St Michael
Barbados

Paul W. Haddy	94 Atlantic Shores	Business Executive
Christ Church
Barbados

Date	Signature	Title

July 29, 1999	/s/ Vivian V. Boyce	Incorporator

DRAWN AND PREPARED BY

/s/
Dr. Trevor A. Carmichael
Attorney-at-Law
Chancery Chambers
High Street
Bridgetown

COMPANIES ACT CAP. 308

(Section 4(3))

DECLARATION

DRUMHEATH INDEMNITY LTD.

Name of Company

        I, Trevor Austin Carmichael of Chancery Chambers, High Street, Bridgetown,

Barbados, Attorney-at-Law, DECLARE to the best of my knowledge and belief.-

1. No signatory to the Articles of Incorporation of the above-named Company is an individual described in Section 4(2) of the Companies Act of Barbados.

        The name of the signatory to the said Articles of Incorporation is;

        (a) Vivian V. Boyce

DECLARED by the said
TREVOR AUSTIN CARMICHAEL )
at Bridgetown, Barbados this ) this 29th day of July ) 1999	/s/ Trevor Austin Carmichael

Before me:

/s/
Justice of the Peace

FORM 1

COMPANIES ACT OF BARBADOS

(Section 5)

ARTICLES OF INCORPORATION

Name of Company	Company No: 17327

    DRUMHEATH INDEMNITY LTD.

2. The classes and any maximum number of shares that the Company is authorized to issue

The Company is authorised to issue an unlimited number of shares of one class designated Common Shares

3. Restriction if any on share transfers

No share in the capital of the Company shall be transferred without the approval of the directors of the Company or of a committee of such directors, evidenced by resolution The directors may, in their absolute discretion and without assigning any reasons therefor, decline to register any transfer of any share.

4. Number (or minimum and maximum number) of Directors

There shall be a minimum of 2 and a maximum of 10 Directors.

5. Restrictions if any on business the Company may carry on

The Company shall be restricted to engaging in insurance business within the meaning of the Insurance Act, 1996-32 (as amended) of the laws of Barbados or any statutory modifications thereof or substitutions therefor, from time to time in force.

6. Other provisions if any

1. At least ninety percent (90%) of the gross revenues of the Company from insurance premiums, shall originate outside of the Common Market (as such term is defined in section 2(1) of the Insurance Act).

2. At least ninety percent (90%) of all risks insured by the Company shall originate outside of the Common Market.

7. Incorporators	Date	July 29, 1999

Name	Address	Signature
Vivian V. Boyce	Bagatelle, St. Thomas, Barbados	/s/ Vivian V. Boyce

Company No.17327

BARBADOS.

I, CHRISTOPHER FITZGERALD BIRCH, Deputy Registrar of the Corporate Affairs and Intellectual Property Office. Clarence Greenridge House, Keith Bourne Complex, Belmont Road in the parish of Saint Michael and Island of Barbados, and as such a Notary Public do hereby CERTIFY as follows:

As Deputy Registrar of Corporate Affairs and Intellectual Property, I have custody of all records relating to the registration of Companies on this Island.

The Company DRUMHEATH INDEMNITY LTD. was incorporated on the 29th day of July, One thousand nine hundred and ninety-nine as a Qualifying Insurance Company under the Companies Act Chapter 308 of the Laws of Barbados and is registered in the Companies Register.

Given under my hand as Deputy Registrar and Seal of Office as Notary Public of this Island this 22nd day of July Two Thousand and Four.

/s/
Deputy Registrar and as such a Notary Public in and for the Island of Barbados.

[Note: The Registrar’s Certificate is limited to this company’s current state of compliance with the Companies Act Cap. 308 and should not be taken as a warranty or representation by the Registrar concerning the company’s compliance with other laws of Barbados which the Registrar does not administer.]